Exhibit 99.1

Netcapital Announces Third Quarter Fiscal 2025 Financial Results

●	Management to Host Earnings Call on March 19, 2025 at 10:00 a.m. ET

BOSTON, MA – March 17, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced financial results for the third quarter of fiscal year 2025 ended January 31, 2025.

“During the fiscal year, management shifted its focus to establishing the company’s wholly-owned broker-dealer subsidiary, Netcapital Securities Inc., which was approved by FINRA in November. We believe this major milestone will provide additional sources of revenue going forward,” said Martin Kay, CEO of Netcapital Inc. “We did face a tough quarter during an uncertain market environment. Looking forward, however, we are pleased that Algernon NeuroScience Inc. recently engaged Netcapital Securities for a planned Regulation A (Reg A) offering and to provide broker-dealer and administrative services.”

Third Quarter Fiscal 2025 Financial Results

●	Revenue decreased approximately 85% year-over-year to $152,682, compared to revenue of $1,042,793 million in the third quarter of fiscal year 2024
●	Operating loss was ($1,687,692) in the third quarter fiscal 2025, compared to ($1,205,157) for the third quarter fiscal 2024
●	Net loss was ($3,006,537) in the third quarter fiscal 2025, compared to net loss of ($2,227,542) for the same period in the prior year
●	Loss per share was ($1.57) in the third quarter fiscal 2025, compared to loss per share of ($13.60) for the same period in the prior year
●	As of January 31, 2025, the Company had cash and cash equivalents of $614,304

Conference Call Information

The Company will host an investor conference call on Wednesday, March 19, 2025, at 10 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 165756

For additional disclosure regarding Netcapital’s operating results, please refer to the Quarterly Report on Form 10-Q for the three-month period ended January 31, 2025, which has been filed with the Securities and Exchange Commission.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

NETCAPITAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2025 (Unaudited)	April 30, 2024 (Audited)
Assets:
Cash and cash equivalents	$614,304	$863,182
Accounts receivable net	-	134,849
Other receivables	2,400	1,200
Note receivable	20,000	20,000
Prepaid expenses	36,115	23,304
Total current assets	672,819	1,042,535

Deposits	6,300	6,300
Notes receivable - related parties	202,000	202,000
Purchased technology, net	14,706,398	14,733,005
Investment in affiliate	240,080	240,080
Equity securities	24,073,080	25,333,386
Total assets	$39,900,677	$41,557,306

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,160,727	$793,325
Accrued expenses	250,983	310,300
Deferred revenue	360	466
Interest payable	98,218	92,483
Current portion of SBA loans	1,885,800	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	4,430,412	3,116,698

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	500,000
Total liabilities	4,930,412	3,616,698

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 2,112,488 and 326,867 shares issued and outstanding	2,113	327
Shares to be issued	122,124	122,124
Capital in excess of par value	42,120,673	37,338,594
Retained earnings (deficit)	(7,274,645)	479,563
Total stockholders’ equity	34,970,265	37,940,608
Total liabilities and stockholders’ equity	$39,900,677	$41,557,306

NETCAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024

Revenues	$152,682	$1,042,793	$465,437	$4,604,260
Costs of services	7,155	58,875	37,156	97,062
Gross profit	145,527	983,918	428,281	4,507,198

Costs and expenses:
Consulting expense	63,555	175,357	240,581	544,033
Marketing	12,887	32,198	31,993	320,817
Rent	20,178	19,544	58,736	57,533
Payroll and payroll related expenses	815,024	869,517	2,701,318	2,957,394
General and administrative costs	921,575	1,092,459	3,794,013	2,529,378
Total costs and expenses	1,833,219	2,189,075	6,826,641	6,409,155
Operating income (loss)	(1,687,692)	(1,205,157)	(6,398,360)	(1,901,957)

Other income (expense):
Interest expense	(10,376)	(11,918)	(30,441)	(35,784)
Interest income	400	-	1,200	-
Impairment expense	(1,300,000)	-	(1,300,000)	-
Amortization of intangible assets	(8,869)	(28,331)	(26,607)	(84,993)
Unrealized loss on equity securities	-	(2,696,135)	-	(2,696,135)
Total other income (expense)	(1,318,845)	(2,736,384)	(1,355,848)	(2,816,912)
Net income (loss) before taxes	(3,006,537)	(3,941,541)	(7,754,208)	(4,718,869)
Income tax expense (benefit)	-	(1,713,999)	-	(2,339,288)
Net income (loss)	$(3,006,537)	$(2,227,542)	$(7,754,208)	$(2,379,581)

Basic earnings (loss) per share	$(1.57)	$(13.60)	$(6.93)	$(17.61)
Diluted earnings (loss) per share	$(1.57)	$(13.60)	$(6.93)	$(17.61)

Weighted average number of common shares outstanding:
Basic	1,915,367	163,807	1,119,479	135,111
Diluted	1,915,367	163,807	1,119,479	135,111